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                                                                      EXHIBIT 21


                              LIST OF SUBSIDIARIES



                                                               Jurisdiction
                                                                    of
                  Subsidiary                                   Organization
                  ----------                                   ------------
          1.  Dan River Factory Stores, Inc.....              Georgia
          2.  The Bibb Company..................              Delaware
          3.  Dan River International Ltd.......              Virginia
          4.  Dan River B.V.....................              The Netherlands
          5.  Zadar, S. de R.L. de C.V..........              Mexico
          6.  Maquilas Pinnacle, S. de R.L. de C.V.           Mexico
          7.  Adercorp, S. de R.L. de C.V........             Mexico
          8.  Textiles Vega de Madero, S. de R.L. de C.V.     Mexico
          9.  Servicios a Corporaciones, S. de R.L. de C.V.   Mexico